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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-66025 of Nabisco, Inc. on Form S-3 of our report dated January 27, 1999 appearing in the Annual Report on Form 10-K of Nabisco, Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 15, 1999